[EXHIBIT 1 - UNDERWRITING AGREEMENT
                 ENTERED INTO BETWEEN MDU RESOURCES GROUP, INC.
                            AND UBS SECURITIES LLC.]

                                                    EXECUTION COPY



                            MDU RESOURCES GROUP, INC.

                            (a Delaware corporation)

                           5.98% Senior Notes due 2033

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               December 16, 2003

UBS SECURITIES LLC
299 Park Avenue
New York, NY  10171

Ladies and Gentlemen:

          MDU Resources Group, Inc., a Delaware corporation (the "Company"), confirms its agreement with UBS Securities LLC (the "Underwriter") with respect to the issue and sale by the Company and the purchase by the Underwriter of $30.0 million aggregate principal amount of the Company's 5.98% Senior Notes due 2033 (the "Securities"). The Securities will be issued pursuant to the Indenture, dated as of December 15, 2003, (the "Base Indenture"), between the Company and The Bank of New York, as Trustee (the "Indenture Trustee"), as supplemented by the Officer's Certificate, to be dated as of December 23, 2003 (the "Officer's Certificate" and the Base Indenture, as supplemented by the Officer's Certificate, is hereinafter referred to as the "Indenture").

          Until the Release Date (as defined in the Indenture), the Securities will be primarily secured by, (i) the lien of a series of first mortgage bonds (the "First Mortgage Bonds") to be issued by the Company under the Indenture of Mortgage, dated as of May 1, 1939, made by and between the Company and The Bank of New York, as successor corporate trustee to The New York Trust Company (the "Mortgage Trustee"), and all indentures supplemental thereto (including the Forty-Fifth Supplemental Indenture, dated as of April 21, 1992, which contains, in Part II thereof, a Restatement of Indenture, as supplemented through April 21, 1992) (collectively, the "Mortgage") and delivered by the Company to the Indenture Trustee and any other Class A Bonds (as defined in the Indenture) issued by the Company and delivered to the Indenture Trustee and (ii) the lien of the Indenture on the properties specifically or generally described or referred to therein as subject to the lien of the Indenture. The Securities, the Indenture, the First Mortgage Bonds and the Mortgage are hereinafter referred to collectively as the "Security Documents."


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          The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-104150), including the related preliminary prospectus, for the registration of certain securities, including the Securities, under the Securities Act of 1933, as amended (the
"1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission. Such registration statement (as so amended, if applicable, and including any registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act) is referred to herein as the "Registration Statement", and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus", provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement.
For purposes of this Agreement, all references to the Registration Statement, Prospectus, or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules (if any) and other information which is "contained", "included", "stated" or "given" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules (if any) and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

          SECTION 1.  Representations and Warranties.
                      ------------------------------

          (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter, and agrees with the Underwriter at the date hereof and at and as of the Closing Time, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the


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     Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the date hereof and the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was first furnished to the Underwriter and at the date hereof and the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in connection with this offering in the Registration Statement or Prospectus, or to any statements in or omissions from the Statement of Eligibility on Form T-1, or amendments thereto, of the Trustee under the Indenture.

          Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was first furnished to the Underwriter by the Company for use in connection with the offering of the Securities and at the date hereof and the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. Arthur Andersen LLP, who certified the financial statements and supporting schedules for the years ended December 31, 2001 and 2000 included in the Registration Statement and Prospectus, were, at the times when such financial statements and supporting schedules were prepared, certified and filed with the Commission, independent public accountants as, and to the extent then, required by the 1933 Act and the 1934 Act. Deloitte & Touche LLP, who certified the financial statements and


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     supporting schedules for the year ended December 31, 2002 included in the
     Registration Statement and Prospectus, (A) were, at the times when such financial statements and supporting schedules were prepared, certified and filed with the Commission, and currently are independent public accountants as required by the 1933 Act and the 1934 Act and (B) do not provide the Company or its subsidiaries any non-audit services which are prohibited by
     Section 10A(g) or (h) of the 1934 Act.

          (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as disclosed therein). The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (v) No Material Adverse Effect in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, capital stock, debt, business affairs or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business or any development that would reasonably be expected to result in such a material adverse change (any such change or development is called a "Material Adverse Effect"), (B) there have been no transactions or agreements entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the outstanding common stock, par value $1.00 per share, of the Company (the "Common Stock") and on the outstanding preferred stock, $100.00 par value, of the Company, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.


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          (vii) Good Standing of Subsidiaries. The only "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the 1933 Act) are Centennial Energy Holdings, Inc., WBI Holdings, Inc., WBI Pipeline & Storage Group, Inc., Knife River Corporation, KRC Holdings, Inc., Fidelity Oil Co., Fidelity Exploration & Production Company and Williston Basin Interstate Pipeline Company (the "Subsidiaries", and individually, a "Subsidiary"). Each Subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule A hereto and (b) certain other subsidiaries which, considered in the aggregate as a single entity, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (viii)Capitalization. The Company has an authorized capitalization as set forth in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003. The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (x) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939 and has been duly authorized by the Company and, when executed and delivered by the Company and the Indenture Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting enforcement of mortgagees' and other creditors' rights generally and (ii) general principles of equity. The Indenture is in a form sufficient to protect and preserve such lien upon filing thereof for record in the appropriate offices in North Dakota, South Dakota, Montana and Wyoming, where the property subject to the lien of the Indenture is located and in Delaware, where the Company is organized.

          (xi) Authorization of the Mortgage. The Mortgage has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms,


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     except to the extent that enforcement thereof may be limited by
     (i) bankruptcy, insolvency or other similar laws affecting enforcement of mortgagees' and other creditors' rights generally and (ii) general principles of equity. The lien of the Mortgage is perfected upon substantially all of the Company's real and fixed properties owned and all franchises held by the Company immediately prior to July 1, 2000 and intended to be subject thereto, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties (other than property expressly excepted or released from the Mortgage), subject to permitted liens as defined therein and to minor defects and encumbrances customarily found in the case of properties of like size and character and which would not impair the use of such properties as set forth in the Mortgage; and the Mortgage (including the First through Forty-Ninth Supplemental Indentures) has been recorded in such manner and in such places as to make effective the lien intended to be created thereby and to protect and preserve such lien; and the Mortgage is in a form sufficient to protect and preserve such lien upon filing thereof for record in the appropriate offices in North Dakota, South Dakota, Montana and Wyoming, where the property subject to the lien of the Mortgage is located and in Delaware, where the Company is organized. The Mortgage conforms in all material respects to the description thereof in the Prospectus.

          (xii) Authorization of the First Mortgage Bonds. The First Mortgage Bonds have been duly authorized by the Company and, when (a) executed by the Company, authenticated by the Mortgage Trustee and delivered to the Indenture Trustee and (b) the Securities have been issued, authenticated and delivered to the Underwriter against payment of the purchase price as set forth herein, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting enforcement of mortgagees' and other creditors' rights generally and (ii) general principles of equity, and conform in all material respects to the description thereof in the Prospectus.

          (xiii)Authorization of Securities. The Securities have been duly authorized by the Company and, when executed and delivered by the Company, authenticated and issued in the manner provided for in the Indenture and delivered to the Underwriter upon payment of the purchase price as set forth herein, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting enforcement of mortgagees' and other creditors' rights generally and (ii) general principles of equity, and conform in all material respects to the description thereof in the Prospectus. The Securities will be in the form contemplated by the Indenture and each registered holder thereof will be entitled to the benefits of the Indenture.

          (xiv) Property Subject to Lien of Mortgage and Indenture. The Company has satisfactory title to any easements and good and sufficient or insurable title in fee simple (except as the Company's interest is stated to be otherwise) to all of its properties which are subject to the lien of the Indenture and the Mortgage, subject to permitted liens as defined therein and to minor defects and encumbrances customarily found in the case of properties of like size and character and which would not impair the use


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     of such properties as set forth in the Indenture and the Mortgage. The description of such properties set forth in the Indenture and the Mortgage is adequate to constitute the Indenture and the Mortgage as a lien thereon. The Mortgage constitutes a valid, direct and first lien, and the Indenture constitutes a valid and direct lien, upon said properties, which include substantially all of the Company's real and fixed properties owned and all franchises held by the Company immediately prior to July 1, 2000 and intended to be subject thereto, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties (other than property expressly excepted or released from the Mortgage and the Indenture), subject, however, to permitted liens as defined therein.

          (xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Security Documents and the consummation of the transactions contemplated in this Agreement, the Security Documents and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the Security Documents have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for (i) the lien of the Mortgage securing the First Mortgage Bonds and the lien of the Indenture securing the Securities and
     (ii) such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations where such violation, in the case of the application of the proceeds of the sale of the Securities, would have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xvi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal


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     suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xvii)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, (i) against or affecting the Company or any subsidiary or (ii) which has as a subject thereof any officer or director of, or property owned or leased by, the Company or any subsidiary, in each case, (A) which is required to be disclosed in the Registration Statement (other than as disclosed therein), (B) which (individually or collectively) might reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the properties or assets of the Company or
     (C) which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Security Documents or the performance by the Company of its obligations hereunder or thereunder.

          (xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xix) Absence of Further Requirements. The Federal Energy Regulatory Commission (the "FERC"), the Montana Public Service Commission (the "MPSC") and the Public Service Commission of Wyoming (the "WPSC") have authorized the issuance and sale of the Securities and the issuance and delivery of the First Mortgage Bonds in the manner contemplated by this Agreement, and said authorizations are in full force and effect and no further filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Security Documents, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may be required in connection with post-filing requirements with the FERC due after the date hereof, and except such as have been already obtained and are in full force and or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, franchises, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly


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     or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxii)Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxiii) Distribution of Other Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriter's distribution of the Securities, any offering material in connection with the offering or sale of the Securities, if any, other than a preliminary prospectus, the Prospectus or the Registration Statement.


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


          (xxiv)Tax Law Compliance. The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(iv) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

          (xxv) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

          (xxvi)Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
     (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxvii) No Outstanding Loans or Other Indebtedness. There are no outstanding loans (except loans pursuant to the existing employees' computer purchase plan), advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company which, individually or in the aggregate, are material to the Company and its subsidiaries considered as one enterprise, except as disclosed in the Prospectus.

          (xxviii) Compliance with Laws. The Company and each of its subsidiaries are in compliance with, and the Company has no reason to believe that it and each of its subsidiaries are not conducting business in compliance with, all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including without limitation the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder and all applicable rules and regulations of the FERC, the MPSC and the WPSC, except where failure to be so in compliance would not result in a Material Adverse Effect.

          (xxix)Financial Projections. The forward looking statements and projections (including the assumptions described therein) included or incorporated by reference in the Registration Statement and the Prospectus, including the statements contained in (1) the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002 and its quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003, in each case, under the caption "Prospective Information", and (2) the Company's current reports on Form 8-K dated January 29, 2003, April 22, 2003, July 24, 2003, September 10, 2003 and
     October 24, 2003, in each case, under the caption "Outlook", and the

     Company's current report on Form 8-K dated March 13, 2003, were made by the Company in good faith and believed by the Company to have a reasonable basis at the respective times such statements were made.

          (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to Underwriter; Closing.
                      -----------------------------------------

          (a) Securities. On the basis of the respective representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, $30.0 million aggregate amount of Securities at a purchase price of 99.125% of the principal amount thereof, plus accrued interest from December 15, 2003, payable at the Closing Time.

          (b) Payment. Payment of the purchase price, and delivery of certificates, for the Securities shall be made at the offices of Thelen Reid & Preist LLP, 875 Third Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (Eastern time) on the fifth (sixth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

          Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company, against delivery to the Depository on behalf of the Underwriter of certificates for the Securities to be purchased by the Underwriter. The Company shall deliver the Securities through the facilities of the Depository by causing the Depository to credit the Securities to the account of the Underwriter, unless the Underwriter shall otherwise instruct.

          (c) Denominations; Registration. The Securities to be purchased by the Underwriter hereunder will be represented by one or more definitive certificates in book-entry form that will be deposited by or on behalf of the Company with the Depository or its designated custodian. The Company will cause the certificates representing the Securities to be made available to the Underwriter for examination not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time at the office of the Depository or its designated custodian.

          SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the

Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (i) in all cases during the period when a prospectus is required to be delivered under the 1933 Act and (ii) thereafter, as to the prospectus supplement relating to the Securities only, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, three copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and copies of all signed consents and certificates of experts. The copies of the Registration Statement and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (j) Perfecting the Lien of the Indenture. As soon as practicable, but in any event within 30 days of Closing Time, the Company will use its best efforts to file for record the Indenture as a mortgage upon real property in accordance with the laws of the States of Montana, Wyoming, North Dakota and South Dakota in such manner and in such places as is necessary by law in order to fully preserve and protect the security of the holders of the Securities and all rights of the Indenture Trustee and to perfect the lien intended to be created thereby and, upon completion of such filings, deliver to the Underwriter and its counsel Shearman & Sterling LLP an opinion of the General Counsel of the Company, acceptable to the Underwriter, to the following effect: The lien of the Indenture is perfected upon substantially all of the Company's real and fixed properties owned and all franchises held by the Company immediately prior to July 1, 2000 and intended to be subject thereto, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties (other than property expressly excepted or released from the Indenture), subject to permitted liens as defined therein and to minor defects and encumbrances customarily found in the case of properties of like size and character and which, in my opinion, would not impair the use of such properties as set forth in the Indenture; and the Indenture has been recorded in such manner and in such places as to perfect the lien intended to be created thereby and to protect and preserve such lien; and the Indenture is in a form sufficient to protect and preserve such lien upon filing thereof for record in the appropriate offices in North Dakota, South Dakota, Montana and Wyoming, where the property subject to the lien of the Indenture is located and in Delaware, where the Company is organized.

          SECTION 4.  Payment of Expenses.
                      -------------------

          (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriter of this Agreement, the Indenture, any blue sky memorandum and such other documents as may be required in connection with the offering, purchase, sale, authentication, issuance or delivery of the Securities, (iii) the preparation, authentication, issuance and delivery of the certificates for the Securities to the Underwriter and the First Mortgage Bonds to the Indenture Trustee, and any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities by the Company to the Underwriter or the issuance and delivery of the First Mortgage Bonds by the Company to the Indenture Trustee,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Indenture Trustee and the Mortgage Trustee; and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depository for "book-entry" transfer and all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 (other than as a result of the failure of the Company to deliver the Officer's Certificate referred to in clause (d) thereof due to the occurrence of a Material Adverse Effect), the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

          SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinions, dated as of Closing Time, of Thelen Reid & Priest LLP, special counsel for the Company, and Lester H. Loble, II, general counsel for the Company, in substantially the forms of Exhibit A-1 and Exhibit A-2 hereto, respectively.

          (c) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Underwriter, in a form satisfactory to the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to the knowledge of the Company contemplated by the Commission and (v) since the date hereof there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, other than any notice which states that the Securities may be subject to a potential downgrade upon the occurrence of the Securities becoming unsecured.

          (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial information contained in the Registration

Statement and the Prospectus; and the specified date referred to therein shall be no more than three business days prior to the date of such letter.

          (f) Bring-down Comfort Letter. At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (g) Regulatory Authorizations. At the time of the execution of this Agreement and at the Closing Time, there shall be in full force and effect the orders of the FERC, the MPSC and the WPSC, permitting the issuance and sale of the Securities as contemplated by this Agreement.

          (h) First Mortgage Bonds Delivered to the Indenture Trustee. At or prior to the Closing Time, the First Mortgage Bonds shall have been duly executed by the Company, authenticated by the Mortgage Trustee and delivered to the Indenture Trustee to be held for the benefit of the holders of the Securities.

          (i) Documents Required Under the Indenture and the Mortgage. At Closing Time, the Underwriter shall have received copies of any certificates of officers or opinions of counsel as are required under the Indenture in connection with the issuance of the Securities and under the Mortgage in connection with the issuance of the First Mortgage Bonds.

          (i) Additional Documents. At Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by notice to the Company at any time at or prior to Closing Time as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------

          (a) Indemnification of Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, the directors, members, officers, employees and agents of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth below:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

          provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or to any statements in or omissions from the Statement of Eligibility on Form T-1, or amendments thereto, of the Trustee under the Indenture; and provided, further, however, that the Company shall not be liable to the Underwriter to the extent that the Company shall sustain the burden of proof that any such loss, liability, claim, damage or expense resulted from the fact that the Underwriter sold Securities to a person to whom the Underwriter failed to send or give, at or prior to the Closing Time a copy of the Prospectus if (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time, to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of the Underwriter resulted from an untrue statement or alleged untrue statement or omission contained in or omitted from the preliminary prospectus which was corrected in the Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send the Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim damage or expense would have constituted the sole defense to the claim asserted by such person.

          (b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus.

          The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, member, officer, employee and agent of the Underwriter shall have the same rights to contribution as such Underwriter and each director, officer, employee and agent of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

          SECTION 8. Representations, Warranties, Agreements and Indemnities to Survive Delivery. All representations, warranties, agreements and indemnities in this Agreement and statements in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter and any termination of this Agreement.

          SECTION 9.  Termination of Agreement.
                      ------------------------

          (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if in the judgment of the Underwriter there shall have occurred any Material Adverse Effect; (ii) if there has occurred any change in the United States or international financial markets, any outbreak of national or international hostilities or escalation thereof or other calamity or crisis or any substantial change or development involving a prospective substantial change in national or international political, financial or economic conditions, in each case, as in the judgment of the Underwriter, is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange or Pacific Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority; (iv) if a banking moratorium has been declared by any federal, New York or California authorities; (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company, regardless of whether or not such loss shall have been insured; or (vi) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Notices. All notices and other communications shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to UBS Securities LLC at 677 Washington Blvd, Stamford, CT 06901; Facsimile (203) 719-0495; (Attention: Fixed Income Syndicate); and notices to the Company shall be directed to it at MDU Resources Group, Inc., Schuchart Building, 918 East Divide Avenue, Bismarck, ND 58501, attention of the office of the Treasurer.

          SECTION 11. Parties. This Agreement shall each inure to benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 13. Effect of Headings. The Article and Section herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter and the Company in accordance with its terms.

                                          Very truly yours,

                                          MDU RESOURCES GROUP, INC.


                                     By:   /s/ Warren L. Robinson
                                          --------------------------------------
                                          Name:   Warren L. Robinson
                                          Title:  Executive Vice President,
                                                  Treasurer and Chief
                                                  Financial Officer

CONFIRMED AND ACCEPTED BY,
    as of the date first above written:

UBS SECURITIES LLC



By:   /s/ David Mikula
     ----------------------------------
     Authorized Signatory
     Name:  David Mikula
     Title: Executive Director


      /s/ Brian Sivy
---------------------------------------
     Name:  Brian Sivy
     Title: Director

                                   SCHEDULE A

                              LIST OF SUBSIDIARIES


1.    Alaska Basic Industries, Inc., an Alaska corporation
2.    Anchorage Sand and Gravel Company, Inc., an Alaska corporation
3.    Baldwin Contracting Company, Inc., a California corporation
4.    Bauerly Brothers, Inc., a Minnesota corporation
5.    Bell Electrical Contractors, Inc., a Missouri corporation
6.    Bitter Creek Pipelines, LLC, a Colorado limited liability company
7.    BIV Generation Company, L.L.C., a Delaware limited liability company
8.    Brazos Motor Transport, Inc., a Texas corporation
9.    Brush Generation Company, L.L.C., a Delaware limited liability company
10.   Brush Power, LLC, a Delaware limited liability company
11.   Buffalo Bituminous, Inc., a Minnesota corporation
12.   Capital Electric Construction Company, Inc., a Kansas corporation
13.   Capital Electric Line Builders, Inc., a Kansas corporation
14.   Centennial Energy Holdings, Inc., a Delaware corporation
15.   Centennial Energy Resources LLC, a Delaware limited liability company
16.   Centennial Energy Resources International Inc, a Delaware corporation
17.   Centennial Holdings Capital LLC, a Delaware limited liability company
18.   Centennial Power, Inc., a Delaware corporation
19.   Central Oregon Redi-Mix, L.L.C., an Oregon limited liability company
20.   ClearFlame, LLC, a Colorado limited liability company
21.   Colorado Power Partners, a Colorado partnership
22.   Concrete, Inc., a California corporation
23.   Connolly-Pacific Co., a California corporation
24.   DSS Company, a California corporation
25.   E.S.I., Inc., an Ohio corporation
26.   Fidelity Exploration & Production Company, a Delaware corporation
27.   Fidelity Oil Co., a Delaware corporation
28.   Frebco, Inc., an Ohio corporation
29.   FutureSource Capital Corp., a Delaware corporation
30.   Granite City Concrete of Watkins, Inc., a Minnesota corporation
31. Granite City Concrete Pumping, LLC, a Minnesota limited liability company
32.   Granite City Ready Mix, Inc., a Minnesota corporation
33.   Hamlin Electric Company, a Colorado corporation
34.   Hap Taylor & Sons, Inc., an Oregon corporation
35.   Harp Engineering, Inc., a Montana corporation
36.   Hawaiian Cement, a Hawaii partnership
37.   ILB Hawaii, Inc., a Hawaiian corporation
38.   Innovative Gas Services, Incorporated, a Kentucky corporation
39.   Innovatum, Inc., a Texas corporation
40.   International Line Builders, Inc., a Delaware corporation
41.   InterSource Insurance Company, a Vermont corporation
42.   JTL Group, Inc., a Montana corporation

43.   JTL Group, Inc., a Wyoming corporation
44.   KRC Aggregate, Inc., a Delaware corporation
45.   KRC Holdings, Inc., a Delaware corporation
46.   Knife River Corporation, a Delaware corporation
47.   Knife River Dakota, Inc., a Delaware corporation
48.   Knife River Hawaii, Inc., a Delaware corporation
49.   Knife River Marine, Inc., a Delaware corporation
50.   LTM, Incorporated, an Oregon corporation
51.   Loy Clark Pipeline Co., an Oregon corporation
52.   MDU Brasil Ltda., a Brazil limited liability company
53.   MDU Chile Inversiones Ltda., a Chile corporation
54.   MDU Resources International LLC, a Delaware limited liability company
55. MDU Resources Luxembourg I LLC S.a.r.l., a Luxembourg limited liability company
56. MDU Resources Luxembourg II LLC S.a.r.l., a Luxembourg limited liability company
57. Marcon Energy Corporation, a Kentucky corporation 58. Medford Ready Mix, Inc., a Delaware corporation
59.   Morgan Generation Company, L.L.C., a Delaware limited liability company
60.   Morse Bros., Inc., an Oregon corporation
61.   Mountain View Power Partners, LLC, a Delaware limited liability company
62.   Netricity LLC, an Alaska limited liability company
63.   New Avoca Gas Storage LLC, a Texas limited liability company
64.   Newco, Inc., an Ohio corporation
65.   Northstar Materials, Inc., a Minnesota corporation
66.   Oregon Electric Construction, Inc., an Oregon corporation
67.   Pouk & Steinle, Inc., a California corporation
68.   Prairielands Energy Marketing, Inc., a Delaware corporation
69.   Rocky Mountain Contractors, Inc., a Montana corporation
70.   Rocky Mountain Power, Inc., a Montana corporation
71.   Rogue Aggregates, Inc., an Oregon corporation.
72.   Seven Brothers Ranches, Inc., a Wyoming corporation
73.   Utility Services, Inc., a Delaware corporation
74.   WBI Canadian Pipeline, Ltd., a Canadian corporation
75.   WBI Energy Services, Inc., a Delaware corporation
76.   WBI Holdings, Inc., a Delaware corporation
77.   WBI Pipeline & Storage Group, Inc., a Delaware corporation
78.   WHC, Ltd., a Hawaii corporation
79.   The Wagner-Smith Company, an Ohio corporation
80.   Wagner-Smith Equipment Co., a Delaware corporation
81.   Wagner-Smith Pumps & Systems, Inc., an Ohio corporation
82.   Williston Basin Interstate Pipeline Company, a Delaware corporation
83.   Young Brothers Holdings LLC, a Delaware limited liability company
84.   Young Brothers, Inc. Contractors, a Texas corporation
85.   Young Contractors, Inc., a Texas corporation
86.   Young Materials, Corp., a Texas corporation

                                                       Exhibit A-1

                    [Letterhead of Thelen Reid & Priest LLP]



                                               New York, New York
                                               ______ __, 2003



UBS SECURITIES LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

          We have acted as special counsel to MDU Resources Group, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company pursuant to the Underwriting Agreement (the "Agreement"), dated December 16, 2003, between the Company and you, as Underwriter of $30.0 million aggregate principal amount of the Company's 5.98% Senior Notes due 2033, (the "Securities") and the preparation and filing of a Registration Statement on Form S-3 (File No. 333-104150), as amended (the "Registration Statement"), and the preparation and filing of a prospectus supplement to the Registration Statement relating to the offering of the Securities. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

          This opinion is rendered to you in accordance with Section 5(b) of the Agreement.

          We have examined the Registration Statement and the Prospectus, which pursuant to Form S-3 under the Act, incorporate or are deemed to incorporate by reference, among other documents, (1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 (including portions of the Annual Report to Security Holders submitted on paper on March 6, 2003), (2) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, (3) the Current Reports on Form 8-K dated January 29, 2003, March 13, 2003, September 10, 2003 and November 18, 2003, and
(4) the definitive Proxy Statement filed on March 6, 2003 (collectively, the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          As counsel for the Company, we are familiar with the legal matters pertaining to, and the corporate proceedings of the Company taken with respect to, the authorization, issuance and sale of the Securities and the authorization, issuance and delivery of the First Mortgage Bonds. We have


                                     A-1-1
examined, among other things, the Indenture, the Mortgage, and such other documents as we have deemed relevant for the purpose of rendering the opinions enumerated below. We express no opinion on matters regarding titles to properties of the Company, the lien of the Indenture or the filing or recordation thereof or the lien of the Mortgage or the filing or recordation thereof.

          We have relied upon (i) a certificate of the Indenture Trustee under the Indenture as to the due authentication and delivery of the Securities by the Indenture Trustee and as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and (ii) a Certificate of the Mortgage Trustee under the Mortgage as to the due authentication and delivery of the First Mortgage Bonds.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in Montana, North Dakota, South Dakota, Wyoming and Minnesota.

          (iii) The Agreement has been duly authorized, executed and delivered by the Company.

          (iv) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and, assuming due authorization and execution by the Indenture Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or similar laws relating to mortgagees' or other creditors' rights generally and (ii) general principles of equity.

          (v) The Securities are in proper form and have been duly authorized and executed by the Company and, when authenticated by the Indenture Trustee and delivered to the Underwriter pursuant to the Agreement against payment of the consideration set forth therein, will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or similar laws relating to mortgagees' or other creditors' rights generally and (ii) general principles of equity, and entitled to the benefits of the Indenture.


                                     A-1-2

          (vi) The Registration Statement has become effective under the Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (vii) The Registration Statement, the Prospectus and each amendment and supplement to the Registration Statement and Prospectus as of the time the Registration Statement became effective, and the Prospectus as of the date it was filed pursuant to Rule 424(b) under the Act (other than (A) the financial statements and supporting schedules and other financial data included therein and (B) the Statement of Eligibility on Form T-1, or amendments thereto, upon which we express no opinion (collectively, the "Excepted Information")) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (viii) The Exchange Act Documents (other than the Excepted Information, upon which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (ix) The information in the Prospectus under the caption "Description of the Senior Notes," "Description of the Debt Securities" and "Description of the First Mortgage Bonds" and in Item 15 of the Registration Statement, to the extent that it constitutes matters of law, summaries of legal matters, the Company's Restated Certificate of Incorporation and by-laws, or legal conclusions, has been reviewed by us and is correct in all material respects.

          (x) The Federal Energy Regulatory Commission (the "FERC"), the Montana Public Service Commission and the Public Service Commission of Wyoming have authorized the issuance and sale of the Securities and the issuance and delivery of the First Mortgage Bonds in the manner contemplated by the Agreement and the Prospectus, and, to the best of our knowledge, said authorizations are in full force and effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than as described above, and under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various jurisdictions, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement, the offering, issuance, sale or delivery of the Securities or the issuance and delivery of the First Mortgage Bonds, except (i) such as may be required in connection with post-filing requirements with the FERC due after the date hereof and (ii) the filing of the Indenture in the appropriate offices in the States of Montana, Wyoming, North Dakota and South Dakota where the properties of the Company that are subject to the lien of the Indenture are located and in Delaware, where the Company is organized, in order to perfect the lien of the Indenture as required thereby.


                                     A-1-3

          (xi) The execution, delivery and performance of this Agreement and the Security Documents and the consummation of the transactions contemplated in the Agreement, the Security Documents and the Registration Statement and compliance by the Company with its obligations under the Agreement and the Security Documents do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, each of a material nature and known to us, to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for (i) the lien of the Mortgage securing the First Mortgage Bonds and the lien of the Indenture securing the Securities and (ii) such conflicts, breaches, defaults or liens, charges or encumbrances or Repayment Events that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

          (xii) The Company is not, and after giving effect to the offer and sale of the Securities and the receipt and application of the proceeds therefrom in the manner described in the Prospectus under the caption "Use of Proceeds", will not be, an "investment company" within the meaning of the Investment Company Act.

          We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except to the extent set forth in paragraph (ix) above. In the course of preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with certain of its officers and employees, with its General Counsel and other members of its Legal Department, with your representatives and with representatives of Deloitte & Touche LLP, the independent accountants who examined the 2002 financial statements included in the Exchange Act Documents. Based on our examination of the Registration Statement, the Prospectus and the Exchange Act Documents, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, nothing has come to our attention that would lead us to believe that the Registration Statement (except for the Excepted Information, upon which we make no statement), at the time such Registration Statement became effective and the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the Excepted Information, upon which we make no statement), as of its date or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.


                                     A-1-4

          In rendering this opinion, we have relied as to all matters of Montana, North Dakota, South Dakota, Wyoming and Minnesota law and, as to the matters addressed therein, with your consent, upon the opinion addressed to you of even date herewith of Lester H. Loble, II, Esq., Bismarck, North Dakota, the General Counsel of the Company, and we believe that we and the Underwriter are justified in relying upon such opinion.

          This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person, firm or corporation other than Lester H. Loble, II, Esq., the Company's General Counsel, to the extent set forth in his opinion of even date herewith addressed to you, without our prior consent.

                                          Very truly yours,



                                          THELEN REID & PRIEST LLP


                                     A-1-5

                                                       Exhibit A-2



                    [LETTERHEAD OF MDU RESOURCES GROUP, INC.]



                                                    _____ __, 2003



UBS SECURITIES LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

          I am General Counsel of MDU Resources Group, Inc., a Delaware corporation (the "Company"), and am delivering this opinion in connection with the sale by the Company pursuant to the Underwriting Agreement (the "Agreement"), dated December 16, 2003, between the Company and you, as Underwriter, of $30.0 million aggregate principal amount of the Company's 5.98% Senior Notes due 2033 (the "Securities") and the preparation and filing of a Registration Statement on Form S-3 (File No. 333-104150), as amended (the "Registration Statement"), and the preparation and filing of a prospectus supplement to the Registration Statement relating to the offering of the Securities. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

          This opinion is rendered to you in accordance with Section 5(b) of the Agreement.

          I have examined the Registration Statement and the Prospectus, which pursuant to Form S-3 under the Act, incorporate or are deemed to incorporate by reference, among other documents, (1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002 (including portions of the Annual Report to Security Holders submitted on paper on March 6, 2003), (2) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, (3) the Current Reports on Form 8-K dated January 29, 2003, March 13, 2003, September 10, 2003 and November 18, 2003, and
(4) the definitive Proxy Statement filed on March 6, 2003 (collectively, the "Exchange Act Documents"), each as filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, I have examined, and have relied as to matters of fact upon, certain documents delivered to you at the closing (including but not limited to, the Indenture and the Mortgage), and upon originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          I have relied upon (i) a certificate of the Indenture Trustee under the Indenture as to the due authentication and delivery of the Securities by the


                                     A-2-1

Indenture Trustee and as to the due authentication, execution and delivery of the Indenture by the Indenture Trustee and (ii) a certificate of the Mortgage Trustee under the Mortgage as to the due authentication and delivery of the First Mortgage Bonds.

          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement and the Security Documents. The Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the utility business in which it is engaged, except as may be stated or referred to in the Prospectus.

          (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in Montana, North Dakota, South Dakota, Wyoming and Minnesota and is not required, whether by reason of the ownership or leasing of property or the conduct of business, to be qualified in any other jurisdiction, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (iv) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

          (v) The Company has satisfactory title to any easements and good and marketable or insurable title in fee simple (except as the Company's interest is stated to be otherwise) to all of its properties which are subject to the lien of the Indenture and the Mortgage, subject to permitted liens as defined therein and to minor defects and encumbrances customarily found in the case of properties of like size and character and which, in my opinion, would not impair the use of such properties as set forth in the Indenture and the Mortgage. The description of such properties set forth in the Indenture and the Mortgage is adequate to constitute the Indenture and


                                     A-2-2
     the Mortgage as a lien thereon. The Mortgage constitutes a valid, direct and first lien, and the Indenture constitutes a valid and direct lien, upon said properties, which include substantially all of the real and fixed properties owned and all franchises held by the Company immediately prior to July 1, 2000 and intended to be subject thereto, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties (other than property expressly excepted or released from the Mortgage and the Indenture), subject, however, to permitted liens as defined therein.

          (vi) The Mortgage has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting enforcement of mortgagees' and other creditors' rights generally and (ii) general principles of equity. The lien of the Mortgage is perfected upon substantially all of the real and fixed properties owned and all of the franchises held by the Company immediately prior to July 1, 2000 and intended to be subject thereto, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties (other than property expressly excepted or released from the Mortgage), subject to permitted liens as defined therein and to minor defects and encumbrances customarily found in the case of properties of like size and character and which, in my opinion, would not impair the use of such properties as set forth in the Mortgage; and the Mortgage (including the First through Forty-Ninth Supplemental Indentures) has been recorded in such manner and in such places as to make effective the lien intended to be created thereby and to protect and preserve such lien; and the Mortgage is in a form sufficient to protect and preserve such lien upon filing thereof for record in the appropriate offices in North Dakota, South Dakota, Montana and Wyoming, where the property subject to the lien of the Mortgage is located and in Delaware, where the Company is organized.

          (vii) The First Mortgage Bonds have been duly authorized, and when executed by the Company, authenticated by the Mortgage Trustee and delivered to the Indenture Trustee and when the Securities have been issued, authenticated and delivered to the Underwriter against payment of the purchase price as set forth in the Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Mortgage and are enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting enforcement of mortgagees' and other creditors' rights generally and (ii) general principles of equity.

          (viii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting enforcement of mortgagees' and other creditors' rights generally and (ii) general principles of equity. The Indenture is in a form sufficient to protect and preserve such lien upon filing thereof for record in the appropriate offices in North Dakota, South Dakota, Montana and Wyoming, where the property subject to the lien of the Indenture is located and in Delaware, where the Company is organized.


                                     A-2-3

          (ix) The Securities have been duly authorized and executed by the Company, and when authenticated and issued in a manner provided for in the Indenture and delivered to the Underwriter upon payment of the purchase price as set forth in the Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Indenture and are enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting enforcement of mortgagees' and other creditors' rights generally and (ii) general principles of equity.

          (x) The Indenture, the Securities, the Mortgage and the First Mortgage Bonds conform to the descriptions thereof in the Prospectus.

          (xi) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, (A) which is required to be disclosed in the Registration Statement (other than as disclosed therein), (B) except as described in the Registration Statement, which might reasonably be expected to result in a Material Adverse Effect or to materially and adversely affect the properties or assets of the Company, or
     (C) which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Agreement and the Security Documents or the performance by the Company of its obligations thereunder.

          (xii) The information (i) in the Prospectus under the caption "Description of the Senior Notes," "Description of the Debt Securities" and "Description of the First Mortgage Bonds" and in Item 15 of the Registration Statement; and (ii) in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the headings "Electric--General", "Electric--Regulation and Competition", "Natural Gas Distribution--General", "Natural Gas Distribution--Regulatory Matters", "Pipeline and Energy Services--General" and "Pipeline and Energy Services--Regulatory Matters and Revenue Subject to Refund" each under the caption "Business and Properties" and under the caption "Legal Proceedings", to the extent that it constitutes matters of law, summaries of legal matters or the Company's charter and by-laws, or legal proceedings or legal conclusions, has been reviewed by me and is correct in all material respects.

          (xiii) To the best of my knowledge, there are no material statutes or regulations that are required to be described in the Prospectus that are not described as required.

          (xiv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects, to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments, each of a material nature, required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.


                                     A-2-4

          (xv) To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

          (xvi) The Federal Energy Regulatory Commission (the "FERC"), the Montana Public Service Commission and the Public Service Commission of Wyoming have authorized the issuance and sale of the Securities and the issuance and delivery of the First Mortgage Bonds in the manner contemplated by the Agreement and the Prospectus, and, to the best of my knowledge, said authorizations are in full force and effect. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than as described above, under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various jurisdictions, as to which I express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement, the offering, issuance, sale or delivery of the Securities or the issuance and delivery of the First Mortgage Bonds, except (i) such as may be required in connection with post-filing requirements with the FERC due after the date hereof and (ii) the filing of the Indenture in the appropriate offices in the States of Montana, Wyoming, North Dakota and South Dakota where the properties of the Company that are subject to the lien of the Indenture are located and in Delaware, where the Company is organized, in order to perfect the lien of the Indenture, as required thereby.

          (xvii) The execution, delivery and performance of the Agreement and the Security Documents and the consummation of the transactions contemplated in the Agreement, the Security Documents and the Prospectus and compliance by the Company with its obligations under the Agreement and the Security Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, each of a material nature and known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for (i) the lien of the Mortgage securing the First Mortgage Bonds and the lien of the Indenture securing the Securities and (ii) such conflicts, breaches or defaults or liens, charges or encumbrances or Repayment Events that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.


                                     A-2-5

          I have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except to the extent set forth in paragraph (xii) above. In the course of preparation by the Company of the Registration Statement and the Prospectus, I participated in conferences with certain of its officers and employees, with other counsel for the Company, with your representatives and with representatives of Deloitte & Touche LLP, the independent accountants who reviewed the 2002 financial statements included in the Exchange Act Documents. Based on my examination of the Registration Statement, the Prospectus and the Exchange Act Documents, my investigations made in connection with the preparation of the Registration Statement and the Prospectus and my participation in the conferences referred to above, nothing has come to my attention that would lead me to believe that the Registration Statement (except for (A) the financial statements and supporting schedules and other financial data included therein and (B) the Statement of Eligibility on Form T-1, or amendments thereto, upon which I make no statement (collectively, the "Excepted Information")), at the time such Registration Statement became effective and the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the Excepted Information, upon which I make no statement), as of its date or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          I am a member of the North Dakota and Montana Bars and do not hold myself out as an expert on the laws of any other state, but I have made a study of the laws of such states insofar as such laws are involved in the conclusions stated in this opinion. As to matters of the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, I have relied, with your consent, upon the opinion of Thelen Reid & Priest LLP, counsel to the Company, a copy of which has been delivered to you. As to matters of the law of the State of Wyoming and South Dakota, I have relied, with your consent, upon the opinion[s] of _________________, a copy of which has been delivered to you.

          This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person, firm or corporation, other than Thelen Reid & Priest LLP, special counsel to the Company, and Shearman & Sterling LLP, counsel to the Underwriter, to the extent set forth in their opinions of even date herewith addressed to you, without my prior written consent.

                                          Very truly yours,



                                          Lester H. Loble, II
                                          General Counsel


                                     A-2-6